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                                                                EXHIBIT 10.26



                               FIRST AMENDMENT TO
             AMENDED AND RESTATED MASTER REVOLVING CREDIT AGREEMENT
                            AND OTHER LOAN DOCUMENTS


       THIS FIRST AMENDMENT TO AMENDED AND RESTATED MASTER REVOLVING CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS (this "Amendment") made as of this 22nd day of May, 1997, by and among RAMCO-GERSHENSON PROPERTIES, L. P., a Delaware limited partnership ("Borrower"), RAMCO-GERSHENSON PROPERTIES TRUST, a Massachusetts business trust ("Guarantor"), BANKBOSTON, N.A. (formerly known as The First National Bank of Boston), individually ("BankBoston"), NBD BANK ("NBD"; BankBoston and NBD are hereinafter referred to collectively as the "Banks"), and BANKBOSTON, N.A. (formerly know as The First National Bank of Boston), as Agent (the "Agent").

                               W I T N E S E T H:

       WHEREAS, Borrower, Guarantor, Agent and the Banks entered into that certain Amended and Restated Master Revolving Credit Agreement dated as of June 24, 1996 (the "Credit Agreement"); and

       WHEREAS, Borrower and Guarantor have executed and delivered to the Agent and the Banks that certain Amended and Restated Indemnity Agreement Regarding Hazardous Materials dated as of June 24, 1996 (the "Amended and Restated Indemnity Agreement"); and

       WHEREAS, in connection with the addition of certain collateral to secure Borrower's obligations under the Credit Agreement, Borrower and Guarantor have executed and delivered to the Agent and the Banks that certain Indemnity Agreement Regarding Hazardous Materials dated as of June 24, 1996 (the "Supplemental Indemnity Agreement"); and

       WHEREAS, Guarantor has executed and delivered to the Agent and the Banks that certain Amended and Restated Unconditional Guaranty of Payment and Performance dated as of June 24, 1996 (the "Guaranty"); and

       WHEREAS, Borrower has requested that Agent and the Banks modify and amend certain terms and provisions of the Credit Agreement; and

       WHEREAS, as a condition to such modification, Agent and the Banks have required that Borrower and Guarantor execute this Amendment;

       NOW, THEREFORE, for and in consideration of the sum of TEN and NO/100 DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:
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       1.     Definitions.  All terms used herein which are not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

       2. Modification of the Credit Agreement. Borrower, Guarantor, the Banks and Agent do hereby modify and amend the Credit Agreement as follows:

              (a) By deleting in their entirety the definitions of the terms ABorrowing Base,"Loan Documents," "Security Deeds" and "Title Policy," appearing in Section 1.1 of the Credit Agreement, and inserting in lieu thereof the following:

              "Borrowing Base. At any time with respect to the Borrower, the Borrowing Base shall be the aggregate of the Borrowing Bases for each parcel of Eligible Real Estate included in the Mortgaged Property owned by the Borrower. The Borrowing Base for each parcel of Eligible Real Estate included in the Mortgaged Property shall be the amount which is sixty percent (60%) of the Appraised Value of such Mortgaged Property as most recently determined as provided under Section 5.2 or Section 10.7; provided, however, that the Borrowing Base for each parcel of such Eligible Real Estate which is Special Real Estate included in the Mortgaged Property shall be the amount which is fifty percent (50%) of the Appraised Value of such Special Real Estate Mortgaged Property as most recently determined as provided under Section 5.2 or Section 10.7; and provided, further, however, that the aggregate portions of the Borrowing Base attributable to Special Real Estate shall at no time exceed the lesser of (A) $6,320,000.00 (or $22,500,000.00, in the event that the Total Commitment is increased to $75,000,000.00) or (B) thirty percent (30%) of the entire Borrowing Base.

              Loan Documents. This Agreement, the Notes, the Letters of Credit, the Letter of Credit Applications, the Security Documents and all other documents, instruments or agreements now or hereafter executed or delivered by or on behalf of the Borrower or the Guarantor in connection with the Loans. The Loan Documents include the Special Security Documents.

              Security Deeds. The Mortgages, Deeds to Secure Debt and Deeds of Trust from the Borrower to the Agent for the benefit of the Banks (or to trustees named therein acting on behalf of the Agent for the benefit of the Banks), as the same may be modified or amended, pursuant to which the Borrower has conveyed a Mortgaged Property as security for the Obligations of the Borrower. The Security Deeds include those Special Security Documents which are described by the sentence immediately preceding this sentence.

              Title Policy. With respect to each parcel of Mortgaged Property, an ALTA standard form title insurance policy (or, if such form is not available, an equivalent form of or legally promulgated form of mortgagee title insurance policy reasonably acceptable to the Majority Banks) issued by a Title Insurance




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       Company (with such reinsurance or co-insurance as the Majority Banks may require, any such reinsurance to be with direct access endorsements to the extent available under applicable law) in such amount as the Majority Banks may require insuring the priority of the Security Deeds and that the Borrower holds marketable fee simple title to such parcel, subject only to the encumbrances permitted by the Security Deed and which shall not contain standard exceptions for mechanics liens, persons in occupancy (other than tenants as tenants only under Leases) or matters which would be shown by a survey, shall not insure over any matter except to the extent that any such affirmative insurance is acceptable to the Majority Banks in their sole discretion, and shall contain (a) a revolving credit endorsement and (b) such other endorsements and affirmative insurance as the Majority Banks reasonably may require and is available in the State in which the Real Estate is located, including but not limited to (I) a comprehensive endorsement,
       (ii) a variable rate of interest endorsement, (iii) a usury endorsement,
       (iv) a doing business endorsement, (v) in States where available, an ALTA form 3.1 zoning endorsement, (vi) a "tie-in" endorsement and (vii) a "first loss" endorsement; provided, however, that with respect to Special Real Estate, the "Title Policy" shall be an owner's policy of title insurance, in a form satisfactory to the Majority Banks, containing only exceptions satisfactory to the Majority Banks, supplemented by a current "date down" or "nothing further" certificate (or if such endorsement or certificate is not available a current mortgagee's title commitment in favor of the Agent) provided by an issuer satisfactory to the Majority Banks, evidencing the state of title to the Special Real Estate, as of a date not earlier than thirty (30) days prior to delivery thereof to the Agent or such later date as may be required by any other provision hereof (it being acknowledged that a Title Policy relating to Special Real Estate shall not be considered in full force and effect if such a current satisfactory supplement has not been delivered within a period of one year)."

              (b) By deleting in their entirety Sections (b), (c), and (e) of the definition of the term "Eligible Real Estate Qualifications Documents" appearing in Section 1.1 of the Credit Agreement, and inserting in lieu thereof the following:

       "Enforceability Opinion. The favorable legal opinion of counsel to the Borrower and the Guarantor reasonably acceptable to the Majority Banks qualified to practice in the State in which such Real Estate is located, addressed to the Banks and in form and substance satisfactory to the Majority Banks as to the enforceability of such Security Documents (including the opinion that the Special Security Documents and the agreement herein for the future recording thereof are enforceable between the parties thereto, with appropriate qualifications acceptable to the Majority Banks as to the enforceability against third parties prior to recordation thereof) and such other matters as the Majority Banks shall reasonably request.





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       Perfection of Liens.  Except with respect to Special Real Estate, evidence reasonably satisfactory to the Majority Banks that the Security Documents are effective to create in favor of the Agent a legal, valid and enforceable first (except for Permitted Liens approved by the Majority Banks entitled to priority under applicable law) lien and security interest in such Real Estate and that all filings, recordings, deliveries of instruments and other actions necessary or desirable to protect and preserve such liens or security interests have been duly effected.

       Title Insurance; Title Exception Documents. The Title Policy covering such Real Estate, including all endorsements thereto, and together with proof of payment of all fees and premiums for such policy, and true and accurate copies of all documents listed as exceptions under such policy or any supplements thereto accepted by Agent."

       (c) By adding in alphabetical order within Section 1.1 of the Credit Agreement the following additional definitions:

       "Guarantor Acknowledgment. A ratification and acknowledgment executed by the Guarantor that the obligations guaranteed by the Guaranty include the Special Security Documents, in form and substance satisfactory to the Majority Banks.

       Regular Real Estate. All of those certain parcels of Real Estate which are not Special Real Estate.

       Special Real Estate. Those certain parcels of Real Estate which are described on Schedule 1.1. In the event that after the date hereof any other Real Estate shall become Special Real Estate, the Agent may unilaterally amend Schedule 1.1 to reflect such addition.

       Special Security Documents. The Security Documents relating to Special Real Estate, which have been or may in the future be executed and delivered to Agent for the benefit of the Banks, and which are not to be recorded until the occurrence of the events specified in Section 5.7 (it being acknowledged that the Guaranty is not a Special Security Document)."

       (d) By deleting in its entirety Section 5.1 of the Credit Agreement, and inserting in lieu thereof the following:

       "Section 5.1. Collateral. The Obligations of the Borrower shall be secured by (I) a perfected first priority lien or security title to be held by the Agent for the benefit of the Banks in the Mortgaged Property, Building Service Equipment and other personal property of the Borrower, pursuant to the terms of the Security Deed, (ii) a perfected first priority security interest to be held by the Agent for the





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       benefit of the Banks in the Leases pursuant to the Assignments of Rents and Leases from the Borrower and (iii) the Indemnity Agreement; provided however, that the security interests in Special Real Estate and rents generated therefrom shall be perfected only as provided in Section 5.7. The Obligations shall also be guaranteed pursuant to the terms of the Guaranty."

       (e)    By adding the following as additional Sections 5.5, 5.6, 5.7 and
5.8 to the Credit Agreement:

       "Section 5.5  Addition of Mortgaged Properties.

                     (a) The Borrower shall have the right, subject to the consent of the Majority Banks which may be withheld by the Majority Banks in their sole and absolute discretion, to add to the Collateral, any other Real Estate which is owned by the Borrower and which is not security for any other Indebtedness. Such addition shall be completed by the completion and delivery to the Agent for the benefit of the Banks of each of the Eligible Real Estate
                     Qualification Documents.   Such Real Estate shall be
                     Eligible Real Estate, shall be satisfactory to the Majority Banks in all respects and shall have a Borrowing Base amount attributable thereto by the Majority Banks so as to cause the Borrower to continue to be in compliance with all covenants contained in this Agreement. In the event that Borrower desires for such Real Estate to be Special Real Estate, the Borrower shall deliver such evidence as the Agent may require indicating that it is not feasible for such Real Estate to be Regular Real Estate upon the transfer and amendment and restatement of any existing loan documents which may encumber such Real Estate, and such Real Estate may not be Special Real Estate without the approval of the Agent.

                     (b) In connection with each such addition to increase the Borrowing Base or to replace a Mortgaged Property except for the reasons set forth in Section 5.6, the Borrower, within fifteen (15) days of the Borrower's request to add such Real Estate to the Collateral, shall pay to the Agent for the account of the Banks a review fee of $10,000.00 for each parcel of Real Estate to be added to be split equally by the Banks, without regard to their respective Commitment Percentages.

       Section 5.6 Mandatory Increase in Borrowing Base. At all times when the portion of the Borrowing Base attributable to Regular Real Estate (without taking into account any Borrowing Base attributable to Special Real Estate) is less than the Total Commitment (including any increase in such Total Commitment), all Real Estate located outside of New York, Florida and Maryland which is purchased or developed with proceeds of Loans or any Equity Offering or which has been encumbered by Indebtedness which is repaid with proceeds of Loans shall be





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       immediately mortgaged or conveyed to Agent for the benefit of the Banks, and Borrower shall promptly cause the same to become Eligible Real Estate; provided that the Borrower shall take commercially reasonable steps to cause any lender holding a lien on Real Estate located in New York or Maryland that is acquired by the Borrower to transfer such Indebtedness and related loan documents to Agent, and to amend and restate the same to allow Agent to record a Security Deed against such Real Estate, and in such event such Real Estate may not be Special Real Estate.

       Section 5.7 Non-Encumbrance. Without implying any limitation upon the generality of Section 8.2, the Borrower will not, and will not permit any other Person to, create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, negative pledge, change, restriction or other security interest of any kind upon any Special Real Estate encumbered by any Special Security Documents (whether now owned or hereafter acquired), except for matters set forth in Title Policies relating to such Special Real Estate submitted to and approved by Agent.

       Section 5.8 Special Security Documents. The Special Security Documents have been delivered and are effective or shall be effective upon the future delivery thereof, but shall not be recorded until the occurrence of an Event of Default. Upon the occurrence of an Event of Default, the Agent may, and upon the direction of the Majority Banks, shall, record the Special Security Documents in the public records without any further action of or notice to Borrower or any other party and without waiving such Event of Default; provided, however, that if such Event of Default exists solely as a result of default described in
       Section 12.1(b), the Agent shall give the Borrower two (2) Business Days notice prior to the recordation of the Security Documents. In addition, the Borrower shall promptly deliver to Agent such further documents as may be reasonably requested by the Agent relating to such Real Estate, including without limitation, owner's affidavits, updated legal opinions and copies of leases and such changes to the Special Security Documents as may be necessary or desirable to comply with changes in applicable law. In connection with the recording of the Special Security Documents, the Agent may obtain, at the Borrower's sole cost and expense, a mortgagee's title insurance policy with respect to each parcel of Special Real Estate encumbered by such Special Security Documents in such amount as is determined by the Agent. The Borrower shall upon demand pay the cost of any such mortgagee's title insurance policy, the cost of any updated UCC searches, all recording costs and fees, and any and all intangible taxes or other documentary or mortgage taxes, assessments or charges which are demanded in connection with the recording of any of the Special Security Documents. In addition, the Borrower shall pay within five (5) days after demand any and all costs, fees, intangible tax, documentary or mortgage tax, assessments or charges as are demanded by any governmental authority by reason of the Special Security Documents prior to the recording of





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       the same.  In the event that the Borrower fails to pay such amounts as provided in this section, then the Banks may advance such amounts as are required to be paid as Loans hereunder, which Loans shall bear interest at the rate for overdue payments set forth in the Credit Agreement. The Agent and the Banks agree that, provided no Default or Event of Default shall have theretofore occurred hereunder or under any of the other Loan Documents, Agent shall, within five (5) days of the receipt of written request from Borrower, release the Special Real Estate from the lien of the Special Security Documents and return the Special Security Documents to Borrower; provided, however, Agent shall not be obligated to release the Special Real Estate or return the Special Security Documents if, as a result of the release of the Special Real Estate, a Default or Event of Default shall exist hereunder or under any of the other Loan Documents."

       (f) By deleting Section 9.5 of the Credit Agreement in its entirety, and inserting in lieu thereof the following:

       ASection 9.5 Mortgaged Property Operating Cash Flow. The Borrower will not, at the end of any fiscal quarter, permit the sum of (a) the quotient obtained by dividing the combined Operating Cash Flow with respect to the Mortgaged Properties which are Regular Real Estate for the period covered by the four previous consecutive fiscal quarters (treated as a single accounting period) by 1.4, plus (b) the quotient obtained by dividing the combined Operating Cash Flow with respect to the Mortgaged Properties which are Special Real Estate for the period covered by the four previous consecutive fiscal quarters (treated as a single accounting period) by 1.65, to be less than the Pro Forma Debt Service Charges for such period, provided that for purposes of determining compliance with this covenant prior to such time as the Borrower has owned and operated a Mortgaged Property for four full fiscal quarters, the Operating Cash Flow with respect to such Mortgaged Property for the number of full fiscal quarters which the Borrower has owned and operated such Mortgaged Property as annualized shall be utilized."

       (g) By deleting the notice address for the Agent and BankBoston appearing in Section 19 of the Credit Agreement in its entirety, and inserting in lieu thereof the following:

       "If to the Agent or BankBoston:

                     BankBoston, N.A.
                     100 Federal Street
                     Boston, Massachusetts 02110
                     Attn: Real Estate Division/Ramco-Gershenson Account Officer

       With a copy to:





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                     BankBoston, N.A.
                     115 Perimeter Center Place, N.E.
                     Suite 500
                     Atlanta, Georgia 30346
                     Attn: Dan Silbert"

              (h) By deleting Appendix A attached to Exhibit C of the Credit Agreement in its entirety, and inserting in lieu thereof Appendix A attached to this Amendment; and

              (i)    By inserting Schedule 1.1 attached to this Amendment as
Schedule 1.1 to the Credit Agreement.

       3. References to Credit Agreement. All references in the Loan Documents to the Credit Agreement shall be deemed a reference to the Credit Agreement as modified and amended herein.

       4. Consent of Guarantor. By execution of this Amendment, Guarantor hereby expressly consents to the modifications and amendments relating to the Credit Agreement as set forth herein and the modifications and amendments to each of the Security Deeds and Assignment of Leases and Rents contemporaneously herewith, and Guarantor hereby acknowledges, represents and agrees that the Guaranty remains in full force and effect and constitutes the valid and legally binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, that the Guaranty extends to and applies to the foregoing documents as modified and amended, and that the execution and delivery of this Amendment does not constitute, and shall not be deemed to constitute, a release, waiver or satisfaction of Guarantor's obligations under the Guaranty.

       5. No Default. By execution hereof, the Borrower and Guarantor certify that the Borrower and Guarantor are and will be in compliance with all covenants under the Loan Documents after the execution and delivery of this Amendment and the other amendments being delivered by the Borrower contemporaneously herewith, and that no Default or Event of Default has occurred and is continuing.

       6. Waiver of Claims. Borrower and Guarantor acknowledge, represent and agree that Borrower and Guarantor have no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Loan Documents, the administration or funding of the Loans or with respect to any acts or omissions of Agent or any of the Banks, or any past or present officers, agents or employees of Agent or any of the Banks, and each of Borrower and Guarantor does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action, if any.

       7. Ratification. Except as hereinabove set forth, all terms, covenants and provisions of the Credit Agreement remain unaltered and in full force and effect, and the parties hereto do hereby expressly ratify and confirm the Credit Agreement as modified and amended herein.





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Nothing in this Amendment shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Notes or the other obligations of Borrower and Guarantor under the Loan Documents.


       8. Counterparts. This Amendment may be executed in any number of counterparts which shall together constitute but one and the same agreement.

       9. Miscellaneous. This Amendment shall be construed and enforced in accordance with the laws of the State of Michigan. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Credit Agreement.













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       IN WITNESS WHEREOF, the parties hereto have hereto set their hands and affixed their seals as of the day and year first above written.

                                   BORROWER:

                         RAMCO-GERSHENSON PROPERTIES, L.P., a Delaware limited partnership, by its sole general partner

                         By:     Ramco-Gershenson Properties Trust, a
                                                   Massachusetts business trust


                                     By: /s/ Authorized Signature
                                         ------------------------------
                                         Name:
                                         Title:

                                                        [SEAL]


                                 GUARANTOR:

                                 RAMCO-GERSHENSON PROPERTIES TRUST, a
                                 Massachusetts business trust


                                 By: /s/ Authorized Signature
                                     ----------------------------------
                                     Name:
                                     Title:
                                                       [SEAL]
                                 BANKBOSTON, N.A., individually and as Agent


                                 By: /s/ JEFFREY L. WARWICK
                                     ----------------------------------
                                     Jeffrey L. Warwick, Director


                                                 [BANK SEAL]

                                 NBD BANK


                                 By:/s/ Authorized Signature
                                     ----------------------------------
                                     Title:
                                                 [BANK SEAL]





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